As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3305277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Berkeley Street, 19th Floor

Boston, MA 02116

(650) 503-9095

(Address of Principal Executive Offices)

Adicet Bio, Inc. Amended and Restated 2018 Stock Option and Incentive Plan

Adicet Bio, Inc. Amended and Restated 2018 Employee Stock Purchase Plan

Adicet Bio, Inc. 2022 Inducement Plan

(Full Title of the Plans)
______________________________________________________________

Chen Schor

President and Chief Executive Officer

Adicet Bio, Inc.

200 Berkeley Street, 19th Floor

Boston, MA 02116

(650) 503-9095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Lauzon, Esq.

Gabriela Morales-Rivera, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 2,147,741 shares of common stock, par value $0.0001 per share (“Common Stock”) of Adicet Bio, Inc. (the “Registrant”) to be issued under the Registrant’s Amended and Restated 2018 Stock Option and Incentive Plan (the “2018 Plan”), (ii) an additional 429,548 shares of Common Stock of the Registrant to be issued under the Registrant’s Amended and Restated 2018 Employee Stock Purchase Plan (the “2018 ESPP,” and together with the 2018 Plan, the “Plans”) and (iii) an additional 1,000,000 shares of Common Stock under the Registrant’s 2022 Inducement Plan, as amended (the “Inducement Plan”).

The additional shares registered under the Plans are of the same class as other securities relating to the Plans for which the Registrant’s Registration Statement on Form S-8 (File No. 333-222746) filed with the Commission on January 29, 2018 is effective. The additional shares registered under the Inducement Plan are of the same class as other securities relating to the Inducement Plan for which the Registrant’s Registration Statement on Form S-8 (File No. 333-263588) filed with the Commission on March 15, 2022 is effective.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed on March 15, 2022).
4.2

Third Amended and Restated Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018).

4.3

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Reverse Stock Split, dated September 15, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020).

4.4

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Name Change, dated September 15, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020).

4.5

Amended and Restated Bylaws (as currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

Amended and Restated 2018 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed on March 15, 2022).

99.2

Amended and Restated 2018 Employee Stock Purchase Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed on March 15, 2022).

99.3

Adicet Bio, Inc. 2022 Inducement Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed on March 15, 2022).

99.4	First Amendment to Adicet Bio, Inc. 2022 Inducement Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed on March 15, 2023).
107*	Filing Fee Table

__________________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 15th day of March, 2023.

ADICET BIO, INC.

By:	/s/ Chen Schor
Name:	Chen Schor
Title:	President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Chen Schor and Nick Harvey as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Chen Schor	Director, President, Chief Executive Officer	March 15, 2023
Chen Schor	(Principal Executive Officer)

/s/ Nick Harvey	Chief Financial Officer	March 15, 2023
Nick Harvey	(Principal Financial and Accounting Officer)

/s/ Jeffrey Chodakewitz	Director	March 15, 2023
Jeffrey Chodakewitz, M.D.

/s/ Steve Dubin	Director	March 15, 2023
Steve Dubin

/s/ Carl Gordon	Director	March 15, 2023
Carl Gordon, Ph.D.

/s/ Aya Jakobovits	Director	March 15, 2023
Aya Jakobovits, Ph.D.

/s/ Michael Kauffman	Director	March 15, 2023
Michael Kauffman, M.D., Ph.D.

/s/ Bastiano Sana	Director	March 15, 2023
Bastiano Sana, Ph.D.

/s/ Andrew Sinclair	Director	March 15, 2023
Andrew Sinclair, Ph.D.